Exhibit 99.2
CONSENT OF SANDLER O’NEILL & PARTNERS L.P.
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of TierOne Corporation (the “Company”) as an Appendix to the Proxy Statement/Registration Statement relating to the proposed merger of the Company with CapitalSource, Inc. (“CapitalSource”) contained in CapitalSource Proxy Statement/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and such opinion in such Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of that Securities Act of 1933 as amended (the “Act”) or the rules and regulations of the Securities and Exchange Commission there under (the Regulations”) nor do we admit that we are experts with respect to any part of such Proxy Statement Registration Statement within the meaning of the term “experts” as used in the ACI or the Regulations.

New York, New York
October 25, 2007